UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 19, 2007
Pizza Inn, Inc.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	0-12919 (Commission File Number)	47-0654575 (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas (Address of principal executive offices)	75056 (Zip Code)
Registrant’s telephone number, including area code (469) 384-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting for Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
NASDAQ Letter

Item 3.01	Notice of Delisting for Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In a letter dated March 19, 2007, Nasdaq notified Pizza Inn (the “Company”) that the Company will have until the earlier of its next annual shareholders’ meeting or December 13, 2007 to add an additional member to its audit committee in order to regain compliance with the audit committee composition requirements set for the in Nasdaq Marketplace Rule 4350(d). The March 19 letter supercedes a Nasdaq staff deficiency letter dated January 8, 2007 in which Nasdaq notified the Company that, due to a vacancy on its audit committee following its 2006 annual meeting, the Company was not in compliance with Marketplace Rule 4350(d) and that the Company would have until April 16, 2007 to regain compliance.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
No.	Description of Exhibit
99.1	Nasdaq Letter dated March 19, 2007 (furnished herewith and incorporated herein by reference)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pizza Inn, Inc.
Date: March 22, 2007	By:	/s/ Timothy P. Taft
Timothy P. Taft,
President and Chief Executive Officer